Exhibit 10.2

Execution Version

Joinder Agreement

1.
THIS JOINDER AGREEMENT is executed and delivered by Flowers Bakeries Sales of Desert Mountain, LLC, a Nevada limited liability company (“New Originator”) in favor of Coöperatieve Rabobank U.A., New York Branch, as Buyer (the “Buyer”), with respect to (1) that certain Master Framework Agreement, dated as of April 14, 2023 (as amended, supplemented or otherwise modified and in effect from time to time, the “Master Framework Agreement”), among the parties named as Originators therein (each a “Originator” and, collectively, the “Originators”), Flowers Foods, Inc. (“Flowers”), as Seller (in such capacity, the “Seller”), the “Buyer Funding Parties” party thereto and the Buyer and (2) that certain Receivables Sale and Distribution Agreement, dated as of April 14, 2023 (as amended, supplemented or otherwise modified and in effect from time to time, the “Receivables Distribution Agreement”), between the Originators as sellers and Flowers as buyer. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Master Framework Agreement.
2.
Subject to receipt of counterparts hereof signed by the Buyer, by its signature below, New Originator hereby absolutely and unconditionally agrees that it shall be bound by all of the terms, conditions and provisions of, and shall become a party to (as if it were an original signatory to) (a) the Master Framework Agreement as an Originator thereunder and (b) the Receivables Distribution Agreement as a “Secondary Originator” thereunder.
3.
From and after the date the Buyer consents hereto (the “Effective Date”), the New Originator shall be an Originator for all purposes of the Master Framework Agreement and a “Secondary Originator” for all purposes of the Receivables Distribution Agreement. New Originator hereby acknowledges that it has received copies of the Master Framework Agreement, the Receivables Distribution Agreement and the other Transaction Agreements.
4.
Schedule 5 to the Existing Master Framework Agreement is hereby supplemented by adding the information with respect to the New Originator set forth on Schedule 5 hereto. After giving effect to the supplemental information embodied therein, each of the representations and warranties contained in Section 5 of the Master Framework Agreement will be true and correct in all material respects as to New Originator as of the date hereof, with the same effect as though made on such date, except to the extent such representation or warranty expressly relates only to a prior date (in which case such representation and warranty shall be true and correct as of such prior date).
5.
Delivered herewith are each of the documents, certificates and opinions required to be delivered by New Originator pursuant to Section 7.18 of the Master Framework Agreement.
6.
Please acknowledge your consent to New Originator’s joinder to the Master Framework Agreement and Receivables Distribution Agreement by signing the enclosed copy hereof in the space provided below.

IN WITNESS WHEREOF, New Originator has executed this Joinder Agreement as of the 5th day of March of 2025.

FLOWERS BAKERIES SALES OF DESERT MOUNTAIN, LLC

By:	/s/ J.T. Rieck
Name:	J.T. Rieck
Title:	Secretary and Treasurer

Each of the undersigned hereby consents
to New Originator’s joinder in the Master Framework Agreement and
Receivables Distribution Agreement:

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH

By:	/s/ Erin Scott
Name:	Erin Scott
Title:	Executive Director

By:	/s/ Jason Barwig
Name:	Jason Barwig
Title:	Vice President

[Signature Page to Joinder Agreement]

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name:	R. Steve Kinsey
Title:	Chief Financial Officer

[Signature Page to Joinder Agreement]